UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

CONCUR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of principal executive offices)	(Zip Code)

(425) 702-8808

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On March 30, 2010, Concur Technologies, Inc. (“Company”) entered into a Purchase Agreement (“Purchase Agreement”) with Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives (“Representatives”) of the purchasers named therein (collectively, the “Initial Purchasers), relating to the Company’s sale of $250,000,000 aggregate principal amount of its 2.5% Convertible Senior Notes due 2015 (“Notes”) to the Initial Purchasers in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”). Under the Purchase Agreement, the Initial Purchasers may resell the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. In addition, the Company granted the Representatives an option to purchase up to an additional $37,500,000 aggregate principal amount of Notes solely to cover over-allotments. A copy of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Representatives exercised the overallotment option under the Purchase Agreement on April 1, 2010. The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the initial purchasers against certain liabilities.

Convertible Note Hedge Transactions

On March 30, 2010, in connection with the offering of the Notes, and on April 1, 2010, in connection with the Representatives’ exercise of the overallotment option to purchase additional Notes, Concur entered into convertible note hedge transactions with respect to its Common Stock (“Purchased Options”) with each of Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC or their respective affiliates (collectively, “Counterparties”). At the time of the closing of the sale of Notes pursuant to the Purchase Agreement, the Company expects to pay an aggregate amount of $60.1 million to the Counterparties for the Purchased Options. The Purchased Options will cover, subject to anti-dilution adjustments substantially identical to those in the Notes, approximately 5.5 million shares of the Company’s common stock (“Common Stock”) at a strike price that corresponds to the initial conversion price of the Notes, and are exercisable upon conversion of the Notes. The Purchased Options will expire upon the maturity of the Notes. The forms of confirmation for the Purchased Options are attached hereto as Exhibits 99.2 and 99.4 and are incorporated herein by reference. The Purchased Options are intended to reduce potential dilution to the Company’s Common Stock upon any conversion of Notes, in the event that the market value per share of the Common Stock, as measured under the Notes, at the time of exercise is greater than the conversion price of the Notes. The Purchased Options are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Purchased Options.

Warrant Transactions

Separately from the convertible note hedge transactions, on March 30, 2010, in connection with the offering of the Notes, and on April 1, 2010, in connection with the Representatives’ exercise of the overallotment option to purchase additional Notes, the Company entered into warrant transactions to sell to the Counterparties warrants (“Warrants”) to acquire, subject to anti-dilution adjustments, up to 5.5 million shares of Common Stock at a strike price of $73.29 per share. At the time of the closing of the sale of Notes pursuant to the Purchase Agreement, the Company expects to receive aggregate proceeds of $26.1 million from the sale of the Warrants to the Counterparties. The forms of confirmation for the Warrant transactions are attached hereto as Exhibits 99.3 and 99.5 and are incorporated herein by reference. If the market value per share of Common Stock exceeds the applicable strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share. The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Purchase Agreement, dated March 30, 2010, among Concur, Goldman, Sachs & Co. and Deutsche Bank Securities Inc.

99.2	Form of Base Convertible Bond Hedge Transaction Confirmation

99.3	Form of Base Warrant Transaction Confirmation

99.4	Form of Additional Convertible Bond Hedge Transaction Confirmation

99.5	Form of Additional Warrant Transaction Confirmation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: April 5, 2010	By:	/s/ KYLE R. SUGAMELE
Kyle R. Sugamele Chief Legal Officer (duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Purchase Agreement, dated March 30, 2010, among Concur, Goldman, Sachs & Co. and Deutsche Bank Securities Inc.

99.2	Form of Base Convertible Bond Hedge Transaction Confirmation

99.3	Form of Base Warrant Transaction Confirmation.

99.4	Form of Additional Convertible Bond Hedge Transaction Confirmation

99.5	Form of Additional Warrant Transaction Confirmation